Exhibit 99.1
[Hampshire Group, Limited Letterhead]
April 15, 2009
Richard A. Mandell
70 Washington Street, Apt. 5B
Brooklyn, NY 11201
Re: Indemnification Agreement
Dear Mr. Mandell:
This letter serves as confirmation that the Indemnification Agreement, dated as of April 29, 2008 by and between you and Hampshire Group, Limited (the “Company”) shall remain in full force and effect and the indemnification provisions contained therein shall apply, consistent with their terms and to the fullest extent permitted by law, in your capacity as the Chief Executive Officer and President of the Company.

HAMPSHIRE GROUP, LIMITED
By:	/s/ Heath Golden
	Name:	Heath Golden
	Title:	Executive Vice President and Chief Operating Officer

Acknowledged and Agreed:
/s/ Richard A. Mandell
Richard A. Mandell